UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 7, 2021

Evolution Petroleum Corporation
(Exact name of registrant as specified in its charter)

 001-32942
(Commission File Number)

Nevada	41-1781991
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

1155 Dairy Ashford Road, Suite 425, Houston, Texas	77079
(Address of Principal Executive Offices)	(Zip Code)
(713) 935-0122
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                    Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Common Stock, $0.001 par value	EPM	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On May 7, 2021, Evolution Petroleum Corporation (the “Company”) completed the acquisition of non-operated oil and gas assets in the Barnett Shale (the “Transaction”) from TG Barnett Resources, LP (“TGBR” or the "Seller"), a wholly owned subsidiary of Tokyo Gas Americas, Ltd. (“Tokyo Gas”) for $18.2 million, net of preliminary purchase price adjustments. The final purchase price before adjustments of the Transaction was $19.6 million in cash, with an effective date of January 1, 2021 and a closing date of May 7, 2021. A portion of the non-operated dry gas working interests were excluded from the Transaction as a result of potential title defects that the Seller was unable to timely cure.

The asset footprint consists of approximately 21,000 net acres held by production across 9 counties in the Barnett Shale basin of North Texas. The acreage has an approximate average WI of 17% and average RI of 14%. The acquired properties consist of proved developed producing reserves of approximately 50 Bcf of natural gas and 5 MMBls of liquids based on the Seller’s December 31, 2020 Netherland Sewell reserve report using weighted average prices of $51.41/Bbl for oil and $2.74/Mcf for natural gas. The asset has estimated current net production of approximately 17 MMcf/d of natural gas and 1.3 MBbls/d of liquids.

The Transaction was funded primarily with cash on hand, plus a small draw on the Company’s existing bank facility that is expected to be repaid quickly from operating cash flow.

The foregoing description of the provisions of the purchase and sale agreement regarding the Transaction between the Company and the Seller (the “Purchase and Sale Agreement”), and the amendments to the Purchase and Sale Agreement (the “Amendments”), is summary in nature and is qualified in its entirety by reference to the full and complete terms of the Purchase and Sale Agreement and the Amendments, copies of which are filed herewith as Exhibit 10.1, 10.2, 10.3 and 10.4 and incorporated herein by reference.

Item 2.02 Results of Operations and Financial Condition.

On May 10, 2021, the Company issued a press release reporting on financial and operating results for the quarter ended March 31, 2021, the Company's third quarter of fiscal 2021.  A copy of the press release, dated May 10, 2021, regarding the Company’s financial and operating results, is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

This information is furnished pursuant to Item 2.02 of Form 8-K and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless specifically incorporated by reference in a document filed under the Securities Act of 1933, as amended, or the Exchange Act. By filing this report on Form 8-K and furnishing this information, the Company makes no admission as to the materiality of any information in this report that is required to be disclosed solely by Item 2.02.

Item 9.01 Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description
Exhibit 10.1	Purchase and Sale Agreement, dated March 29, 2021, between Evolution Petroleum Corporation and TG Barnett Resources LLP
Exhibit 10.2	First Amendment to the Purchase and Sale Agreement, dated March 29, 2021, effective April 20, 2021
Exhibit 10.3	Second Amendment to the Purchase and Sale Agreement, dated March 29, 2021, effective May 4, 2021
Exhibit 10.4	Third Amendment to the Purchase and Sale Agreement, dated March 29, 2021, effective May 6,, 2021
Exhibit 99.1	Evolution Petroleum Corporation Press Release regarding its financial and operating results, dated May 10, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evolution Petroleum Corporation (Registrant)

Date:	May 11, 2021	By:	/s/ RYAN STASH
		Name:	Ryan Stash
		Title:	Senior Vice President, Chief Financial Officer
and Treasurer

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